Exhibit 99.1

[GoAmerica letterhead]

CONTACT:   Investor Relations
           201-996-1717
           investors@goamerica.com

                 GOAMERICA ANNOUNCES FIRST QUARTER 2005 RESULTS

 Revenue Rises More than 50% from Prior Quarter and Losses Continue to Decline

HACKENSACK, NJ, -- May 12, 2005 -- GoAmerica, Inc. (NASDAQ: GOAM) today announced results for the first quarter ended March 31, 2005.

Total revenue for the three months ended March 31, 2005 increased by 53% to approximately $2.0 million, compared to total revenue in the previous quarter of approximately $1.3 million and total revenue of approximately $1.9 million in the first quarter of 2004.

Net loss declined by 28% for the first quarter to approximately $1 million, or $0.48 per diluted common share, compared with a net loss of $1.4 million (exclusive of a tax benefit of approximately $700,000), or $0.70 per diluted common share, during the previous quarter, and a net loss of $1.1 million, or $1.09 per diluted common share, during the first quarter of 2004.

As of March 31, 2005, GoAmerica had approximately $7.4 million in cash and cash equivalents, including $300,000 in restricted cash, compared to $7.7 million as of December 31, 2004 and $11.4 million as of March 31, 2004. The Company believes that it has sufficient funds to execute its business plan, which focuses on providing differentiated communication services to people with hearing loss.

"We are encouraged by customer reaction to some of our new services and the associated impact on our results," said Dan Luis, GoAmerica's CEO. "These results reflect strides we are making toward achieving profitability while preserving a strong balance sheet."

About GoAmerica

GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard of hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting www.i711.com.

The statements contained in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (x) our ability to manage our remaining operations; (xi) difficulties inherent in predicting the outcome of regulatory processes; and (xii) our limited experience in offering prepaid calling cards. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "i711", "i711.com", and "Clear Mobile" are trademarks, and "Relay and Beyond" is a service mark, of GoAmerica. Other names may be trademarks of their respective owners.

                                 GOAMERICA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)

                                                       March 31,    December 31,
                                                         2005          2004
                                                      --------------------------
                                                      (Unaudited)
Assets
Current assets:
     Cash and cash equivalents ....................     $ 7,121       $ 7,098
     Accounts receivable, net .....................       1,614         1,530
     Other receivables ............................          --           732
     Merchandise inventories, net .................         196           123
     Prepaid expenses and other current assets ....         258           219
                                                        -------       -------
Total current assets ..............................       9,189         9,702

Other assets ......................................       7,767         8,284
                                                        -------       -------
Total assets ......................................     $16,956       $17,986
                                                        =======       =======

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable .............................     $   241       $   348
     Accrued expenses .............................         595           538
     Deferred revenue .............................         312           285
     Other current liabilities ....................          --             1
                                                        -------       -------
Total current liabilities .........................       1,148         1,172

Stockholders' equity ..............................      15,808        16,814
                                                        -------       -------
                                                        $16,956       $17,986
                                                        =======       =======

                                 GOAMERICA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                   (Unaudited)

                                                                     Three Months Ended March 31,
                                                                     ----------------------------
                                                                         2005           2004
                                                                     ----------------------------
Revenues:
     Subscriber ...................................................   $       787    $     1,866
     Prepaid services .............................................           891             --
     Equipment ....................................................           102             36
     Other ........................................................           248             46
                                                                      -----------    -----------
                                                                            2,028          1,948
Costs and expenses:
     Cost of subscriber airtime ...................................           285            868
     Cost of network operations ...................................            94            293
     Cost of equipment revenue ....................................           105             34
     Cost of prepaid services .....................................           830             --
     Sales and marketing ..........................................           111            169
     General and administrative ...................................         1,244          1,505
     Research and development .....................................            54            191
     Depreciation and amortization of fixed assets ................           130            280
     Amortization of other intangibles ............................           221            252
                                                                      -----------    -----------
                                                                            3,074          3,592
                                                                      -----------    -----------
Loss from operations ..............................................        (1,046)        (1,644)

Other income (expense):
     Settlement gains, net ........................................            --          1,621
     Interest income (expense), net ...............................            38         (1,065)
                                                                      -----------    -----------

Total other income ................................................            38            556
                                                                      -----------    -----------

Net loss ..........................................................   $    (1,008)   $    (1,088)
                                                                      ===========    ===========

Basic net loss per share ..........................................   $     (0.48)   $     (1.09)
                                                                      ===========    ===========
Diluted net loss per share ........................................   $     (0.48)   $     (1.09)
                                                                      ===========    ===========
Weighted average shares used in computation of basic net loss per
      share .......................................................     2,093,432        996,166
Weighted average shares used in computation of diluted net loss per
      share .......................................................     2,093,432        996,166

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